Exhibit 99.1

FOR IMMEDIATE RELEASE

Julie MacMedan

THQ/Investor Relations

818/871-5125

Liz Pieri

THQ/Media Relations

818/871-5061

THQ RAISES THIRD QUARTER AND FULL YEAR FISCAL 2007 OUTLOOK;
EXPECTS TO HIT $1 BILLION ANNUAL SALES MILESTONE

AGOURA HILLS, Calif. – January 11, 2007 - THQ Inc. (NASDAQ: THQI) today announced that it is raising its net sales and earnings outlook for the fiscal third quarter ended December 31, 2006 and the fiscal year ending March 31, 2007 and expects to achieve the $1 billion net sales milestone for fiscal 2007.

The company now expects fiscal third quarter net sales of approximately $475 million and earnings per diluted share of approximately $0.97 ($0.91 on a GAAP basis, which includes $0.06 per diluted share in non-cash stock-based compensation expense), up from previous guidance of net sales in the range of $400 - $425 million and earnings per diluted share in the range of $0.69 - $0.74 ($0.65 - $0.70 on a GAAP basis, which includes $0.04 per diluted share in non-cash stock-based compensation expense).

For the fiscal fourth quarter, THQ expects net sales of approximately $146 million, consistent with previous guidance.  The company now expects earnings per diluted share of approximately $0.14 ($0.09 on a GAAP basis, which includes $0.05 per diluted share in non-cash stock-based compensation expense).  Fourth quarter results reflect the move of an unannounced PS3 title to the first quarter of fiscal 2008.

THQ raised its outlook for the fiscal year ending March 31, 2007 to net sales of approximately $1 billion and earnings per diluted share of approximately $1.20 ($1.00 on a GAAP basis, which includes $0.20 per diluted share of non-cash stock-based compensation expense).  This compares with previous guidance of net sales in the range of $925 - $975 million and earnings per diluted share in the range of $0.95 - $1.05 ($0.77 - $0.87 on a GAAP basis, which includes $0.18 per diluted share in non-cash stock-based compensation expense).

“THQ’s platform strategy served us very well this holiday with stronger than expected sales of mass-market franchises WWE SmackDown vs. Raw 2007, Disney/Pixar Cars and Avatar: The Last Airbender across key current and next-generation hardware systems,” said Brian Farrell, president and CEO of

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THQ.  “This performance combined with our successful original property launches exclusively for next-generation systems have positioned THQ to achieve the significant milestone of $1 billion in sales for fiscal 2007.”

The company expects to report its fiscal third quarter results before market open on Friday, February 2, 2007, and to host a conference call to discuss these results and the company’s fiscal 2008 business outlook later that day.

About THQ

THQ Inc. (NASDAQ: THQI) is a leading worldwide developer and publisher of interactive entertainment software.  Headquartered in Los Angeles County, California, THQ sells product through its global network of offices located throughout North America, Europe and Asia Pacific.  More information about THQ and its products may be found at www.thq.com and www.thqwireless.com. THQ, THQ Wireless, and their respective logos are trademarks and/or registered trademarks of THQ Inc.

All other trademarks are trademarks or registered trademarks of their respective owners.

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, the company’s expectations for revenue and earnings per share for the fiscal 2007 third quarter, fourth quarter and full year.  These forward-looking statements are based on current expectations, estimates and projections about the business of THQ Inc. and its subsidiaries (collectively referred to as “THQ”) and are based upon management’s beliefs and certain assumptions made by management.  Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive and technological factors affecting the operations, markets, products, services and pricing of THQ.   Unless otherwise required by law, THQ disclaims any obligation to update its view on any such risks or uncertainties or to revise or publicly release the results of any revision to these forward-looking statements.  Readers should carefully review the risk factors and the information that could materially affect THQ’s financial results, described in other documents that THQ files from time to time with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and its Annual Report on Form 10-K for the fiscal period ended March 31, 2006, and particularly the discussion of risk factors that may affect results of operations set forth therein.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

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